SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 9, 2007

SVI MEDIA, INC.
(FORMERLY OXFORD MEDIA, INC.)
__________________

 (Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California  92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of New Director:

On October 9, 2007, the Board filled a vacancy on the Board and appointed Mr. Andrew Reckles to the Board. It is undetermined as to which, if any, committees Mr. Reckles will sit on as a member. Mr. Reckles has no family relationship with any other member of the board. Mr. Reckles is a general partner of PEF Advisors, which is an affiliated entity of Palisades Master Fund, LP, which is a holder of our Senior Debt, an owner of our Series C Preferred Stock, and an owner of our common stock.

Mr. Reckles, age 37, has more than 13 years of experience in the finance industry, having started his career with Prudential Securities in early 1993, where he was named Prudential's "National Rookie of the Year" as well as the "Top Gun" of his class for 1993. From December 1999 through June, 2001, Mr. Reckles was Managing Director of the Investment Banking Division of vFinance Capital. From August 1999 through December 1999, Mr. Reckles was Managing Director of Corporate Finance at First Atlanta Securities, LLC. From November 1995 through August 1999, Mr. Reckles was the Senior Vice President of The Specialty Finance Group for JW Genesis Securities, a NYSE member firm with over 800 registered representatives. Over the past ten years he originated, structured, and funded in excess of 70 transactions of various sizes, totaling nearly $400 million in closed deals. From December 2001 to the present, Mr. Reckles has been a General Partner of PEF Advisors and the Director of Restructuring for HPC Capital Management. During his tenure with the Palisades Funds, Mr. Reckles has been integral in the structure and disposition of over 75 individual transactions ranging in size from $1 million to $22 million, in various industry sectors such as: biotechnology, staffing, retail, energy, medical device technology, defense (specifically armored vehicles procurement), and advertising. During his tenure at HPC Capital, Mr. Reckles has been involved in multiple debt restructuring and work out financing packages as well as reverse merger financing and structure as well as acquisition of assets out of bankruptcy.

Appointment of Principal Officer:

On October 15, 2007, the Board appointed Brian Weiss to serve as this Company’s Secretary. Mr. Weiss currently serves as our Chief Financial Officer and has agreed to act as our Secretary as well for no additional compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVI MEDIA, INC.

/s/ ELIZABETH W. SALMON
ELIZABETH W. SALMON, Chief Operating Officer

Date:   October 15, 2007